Exhibit p




April 1, 2003


Board of Trustees
Rydex Capital Partners SPhinX Fund
9601 Blackwell Road
Suite 500
Rockville, MD  20850


To the Board of Trustees:

                  Rydex Capital Partners I, LLC ("Rydex") herewith purchases shares of beneficial interest of Rydex Capital Partners SPhinX Fund, a Delaware business trust (the "Fund"), in exchange for a capital contribution to the Fund of $100,000.

                  In connection with such purchase, Rydex represents that such purchase is made for investment purposes by Rydex without any present intention of redeeming or selling such Shares.

                                               Very truly yours,

                                               Rydex Capital Partners I, LLC



                                               By: s/ Michael P. Byrum
                                                   ------------------------
                                               Name:  Michael P. Byrum
                                               Title: President